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EXHIBIT 23.5


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated October 7, 1998, to the Stockholders of Rawlings Sporting Goods Company, Inc. included in the June 30, 1999 transition report on Form 10-K of Bull Run Corporation, into this Registration Statement on Form S-8 relating to the Bull Run Corporation 1994 Long-Term Incentive Plan.


                             /s/ Arthur Andersen LLP

St. Louis, Missouri
June 19, 2000